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                                                                    EXHIBIT 11.1

                            UNIT INSTRUMENTS, INC.
                       COMPUTATION OF EARNINGS PER SHARE


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                                              Three Months Ended            Six Months Ended
                                              ------------------            ----------------
                                             11/30/96      12/02/95      11/30/96        12/02/95
                                           -----------    ----------   -----------      ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS   $(2,658,000)   $  968,000   $(2,556,000)     $1,684,000
                                           -----------    ----------   -----------      ----------

NET INCOME (LOSS)                          $(2,658,000)   $2,568,000   $(2,556,000)     $3,888,000
                                           ===========    ==========   ===========      ==========
Earnings Per Share
------------------
Weighted average number
of shares outstanding                        4,372,604     4,125,928     4,378,529       4,191,050

Common share equivalents,
assuming exercise of stock
options and warrants                               -0-       312,901           -0-         279,501
                                           -----------    ----------   -----------      ----------
Average shares used in
computing earnings per share                 4,372,604     4,438,829     4,378,529       4,470,551
                                           ===========    ==========   ===========      ==========
Net income per share from
continuing operations                      $     (0.61)   $     0.22   $     (0.58)     $     0.38
                                           -----------    ----------   -----------      ----------
Net income per share                       $     (0.61)   $     0.58   $     (0.58)     $     0.87
                                           ===========    ==========   ===========      ==========

Earnings Per Share Assuming Full Dilution
----------------------------------------
Weighted average number
of shares outstanding                        4,372,604     4,125,928     4,378,529       4,191,050

Common share equivalents,
assuming exercise of stock options
and warrants                                       -0-       312,901           -0-         279,501
                                           -----------    ----------   -----------      ----------
Average shares used on computing
 earnings per share                          4,372,604     4,438,829     4,378,529       4,470,551
                                           ===========    ==========   ===========      ==========
Net income per share from continuing
 operations                                $     (0.61)   $     0.22   $     (0.58)     $     0.38
                                           -----------    ----------   -----------      ----------
Net income per share                       $     (0.61)   $     0.58   $     (0.58)     $     0.87
                                           ===========    ==========   ===========      ==========

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